Exhibit 5.1

Our reference   JACKM/374423-7

29 September 2023

TC BioPharm (Holdings) plc (Company)

Maxim 1, 2 Parklands Way
Holytown
Motherwell
ML1 4WR
Scotland
United Kingdom

Dear Sir / Madam

We are lawyers qualified to practice law in Scotland. We have acted as counsel to the Company to provide this legal opinion in connection with the Company’s registration statement on Form F-3, filed pursuant to the Securities Act of 1933, as amended (the “Act”), including all amendments or supplements thereto, filed with the Securities and Exchange Commission (the “Commission”) under the Act (the “Registration Statement”), which relates to the registration, offering and sale of (a) ordinary shares of £0.0001 par value each (“Ordinary Shares”) in the form of American Depositary Shares (“ADS”), issued by the Bank of New York Mellon at the rate of one Ordinary Share for each ADS; (b) warrants to purchase Ordinary Shares pursuant to the terms of the D Warrant Instrument (as defined below) and (c) warrants to purchase Ordinary Shares pursuant to the terms of the Placement Agent Warrants (as defined below).

1	Documents Reviewed

We have reviewed originals, copies or drafts of the following documents:

1.1	The public records of the Company on file and available for online inspection at the Registrar of Companies in Scotland on 29 September 2023 including:

(a)	the Company’s original Memorandum and Articles of Association;

(b)	the Company’s Articles of Association adopted on 15 February 2022 and amended on 14 November 2022.

1.2	The minutes of the meeting of the board of directors of the Company held on 31 August 2023 (the Board Resolutions).

1.3	The resolutions of the shareholders of the Company passed at the shareholder meetings of the Company which took place on 14 January 2022, 3 February 2022, and 14 November 2022 (Shareholder Resolutions).

1.4	A certificate from a Director of the Company dated 29 September 2023 together with its annexures (the Director’s Certificate)).

1.5	An executed copy of the series D warrant to purchase ordinary shares represented by ADSs by the Company dated 5 September 2023 (D Warrant Instrument).

Addleshaw Goddard LLP, Cornerstone, 107 West Regent Street, Glasgow G2 2BA
Tel +44 (0)141 221 2300 Fax +44 (0)141 221 5800 DX GW120 Glasgow
www.addleshawgoddard.com

Addleshaw Goddard LLP is a limited liability partnership registered in England and Wales (with registered number OC318149) and is authorised and regulated by the Solicitors Regulation Authority (with authorisation number 440721) and the Law Society of Scotland. A list of members is open to inspection at our registered office, Milton Gate, 60 Chiswell Street, London EC1Y 4AG. The term partner refers to any individual who is a member of any Addleshaw Goddard entity or association or an employee or consultant with equivalent standing based on their experience and/or qualifications.

TC BioPharm (Holdings) plc	29 September 2023

1.6	An executed copy of:

(a)	the placement agent warrant to purchase 15,789 ordinary shares represented by ADSs by the Company dated 5 September 2023 relating to Craig Schwabe;

(b)	the placement agent warrant to purchase 4,678 ordinary shares represented by ADSs by the Company dated 5 September 2023 relating to Charles Worthman;

(c)	the placement agent warrant to purchase 299,985 ordinary shares represented by ADSs by the Company dated 5 September 2023 relating to Michael Vasinkevich; and

(d)	the placement agent warrant to purchase 147,361 ordinary shares represented by ADSs by the Company dated 5 September 2023 relating to Naom Rubinstein.

(together the Placement Agent Warrants).

2	Assumptions

In giving this opinion we have assumed, without further verification, the completeness and accuracy of all documentation that we have reviewed. We have also relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	that the final forms of the D Warrant Instrument and the Placement Agent Warrants as signed by the parties thereto will conform in all respects to the drafts thereof as filed with the Registration Statement.

2.3	All signatures, initials and seals are genuine.

2.4	The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

2.5	That all public records of the Company which we have examined are accurate and that the information disclosed by the online search which we conducted against the Company on 29 September 2023 is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.6	The Board Resolutions and the Shareholder Resolutions remain in full force and effect and have not been revoked and that the following the issue of Ordinary Shares pursuant to the D Warrant Instrument and pursuant to all other instruments to which the Company is party the issued share capital of the Company shall not exceed £2,000,000 in nominal value.

2.7	There is nothing under any law (other than the law of the Scotland) which would or might affect the opinions hereinafter appearing.

Specifically, we have made no independent investigation of the laws of the USA.

3	Opinion

Based upon, and subject to, the foregoing assumptions and the qualifications set out in section 4 below, and having regard to such legal considerations as we consider relevant, we are of the opinion that:

3.1	the Company is a public company limited by shares and registered under the Companies Act 2006 (the “Act”) validly existing under the laws of Scotland, and possesses the capacity to sue and be sued in its own name.

2

TC BioPharm (Holdings) plc	29 September 2023

3.2	the Company is authorised to issue the Ordinary Shares to be issued by the Company for pursuant to the terms of the D Warrant Instrument and the Placement Agent Warrants (Securities).

3.3	the Ordinary Shares underlying the ADSs to be issued pursuant to the D Warrant Instrument and the Placement Agent Warrants are validly authorised, and are capable of being issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Securities).

3.4	the Securities have been duly authorised for issue by the shareholders of the Company, and when issued by the Directors of the Company against payment in full, of the consideration, in accordance with the terms set out in the D Warrant Instrument or the Placement Agent Warrants as applicable (which sum shall in all circumstances and notwithstanding the terms of such instruments be at least equal to the nominal value of the Securities in cash), and duly registered in the Company’s register of members (shareholders), such Securities will be validly authorised, issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Securities).

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations of the Company may be subject to restrictions pursuant to any agreement to which it is party which has not been reviewed by us.

4.2	We make no comment with regard to any references to foreign law or statutes in the Registration Statement.

4.3	This opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of Scotland which are in force on the date of this opinion.

5	Consents

In connection with the above opinion, we hereby consent:

5.1	to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption “Legal Matters”; and

5.2	to the filing of this opinion as an exhibit to the Registration Statement.

This opinion may be relied upon by the addressee only. It may not be relied upon by any other person except with our prior written consent.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

Murray Jack for
Addleshaw Goddard LLP

Direct line	+44 (0)141 574 2371
Email	murray.jack@addleshawgoddard.com

3